                                                                    EXHIBIT 10.8

Northern Telecom Inc.          Tel: (615) 734-4000
Northern Telecom Plaza
200 Athens Way
Nashville, Tennessee
U.S.A. 37228-1397

                                                                     [LOGO]
                                                                NORTHERN TELECOM

June 11, 1996


Sprint Spectrum L.P.
4717 Grand Avenue
Kansas City, Missouri 64114

Attention: Bob Neumeister

Ladies and Gentlemen:

Sprint Spectrum L.P., a Delaware limited partnership (the "Borrower" or "you"), has advised Northern Telecom Inc. (the "Vendor" or "we") that the Borrower has need for a credit facility in the amount of up to $1,300,000,000 in connection with the purchase of goods and services to be provided by or through the Vendor in connection with the build-out of the Borrower's national wireless network (the "Project"). You have requested that the Vendor provide such credit facility (the "Credit Facility"), and you and we have engaged in extensive negotiations concerning the principal terms of such a Credit Facility.

Attached hereto as Exhibit A to this letter is a Statement of Terms and
                   ---------
Conditions (the "Term Sheet") setting forth, as negotiated, the principal terms and conditions on and subject to which the Vendor is willing to make the Credit Facility available and the Borrower is willing to incur, secure and repay the financing described therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Term Sheet.

In agreeing to provide the Credit Facility, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information provided to us by the Borrower and its advisors. We have further assumed that the Sprint Spectrum Business Plan Overview, dated March 1996, has been approved by the Partnership Board of Sprint Spectrum Holding Company, L.P. With respect to financial forecasts and projections, we have assumed that such financial forecasts and projections have been reasonably prepared using the best currently available estimates and judgments of the Borrower and its advisors.

In addition to the conditions to the availability of the Credit Facility set forth in the Term Sheet, the Vendor's commitment to enter into the Credit Facility is subject to (a) completion of the Vendor's ongoing due diligence investigation relating to the Borrower and the Project and the results of such due diligence investigation being satisfactory to the Vendor; (b) there not having occurred any material adverse change (as defined in the Term Sheet); and
(c) the negotiation, execution and delivery of definitive documentation relating to the Credit Facility and the security therefore satisfactorv in form and substance to the Vendor and its counsel.

* The omitted portions, represented by brackets, have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406.

By executing this letter, you and we acknowledge that this letter, the side letters, dated the date hereof, and the Term Sheet are the only agreements between you and the undersigned with respect to the Credit Facility and set forth the principal terms and conditions thereof, and that any additional terms and conditions will not be inconsistent with the terms and conditions set forth herein, in the side letter and in the Term Sheet. This letter may not be amended except pursuant to a writing signed by each of the parties hereto. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

You agree that this commitment letter is for your confidential use only and neither this commitment letter nor the Term Sheet, nor the contents thereof, will he disclosed by you without the prior written consent of the Vendor to any person other than your accountants, attorneys and other advisors and each of the Parents and their respective accountants, attorneys and other advisors, in each case only in connection with the transactions contemplated hereby and on a confidential hasis.

If you are in agreement with the foregoing, please sign and return to the undersigned the enclosed copies of this letter. The commitment evidenced by this letter will expire if we have not received a signed counterpart of this letter by June 21, 1996.

We look forward to working with you on this transaction.

Very truly yours,

NORTHERN TELECOM INC.


By: /s/ D.A. Twyver
    -----------------------
Title: Vice President
       --------------------

Accepted and agreed to as of the date
first above written.

SPRINT SPECTRUM L.P.


By:  /s/ Ronald T. LeMay
    -----------------------
Title: CEO
      ---------------------

                             SPRINT SPECTRUM L.P.

                            VENDOR CREDIT FACILITY

                            (NORTHERN TELECOM INC.)

                        Summary of Terms and Conditions

                                 June 11, 1996

                             --------------------


I.   Parties
     -------
 Borrower:              Sprint Spectrum L.P. (the "Borrower").
                                                   --------
 Lenders:               Northern Telecom Inc. or any affiliate of Northern
                        Telecom Inc. the obligations of which shall have been
                        guaranteed by Northern Telecom Inc. (the "Vendor"). At
                                                                  ------
                        or subsequent to the Closing Date (as defined below) the
                        Vendor may assign (in accordance with the provisions of
                        "Assignments and Participations" below) portions of the
                        credit facility described herein (the "Credit Facility")
                                                               ---------------
                        to one or more Eligible Lenders (as defined below)
                        (together with the Vendor, the "Lenders").
                                                        -------
II. The Credit Facility
    -------------------

 Vendor's Commitment;   The Vendor will commit (the "Commitment") to
 Type and Amount of     provide a multiple drawdown term loan facility in the
 Facility:              amount set forth on Annex A hereto (the loans
                        thereunder, the "Loans").
                                         -----

 Purpose:               As set forth on Annex A hereto.

 Availability:          The Loans shall be made on not more than one drawdown
                        date per month during the period commencing on the date of the initial drawdown and ending on the fifth anniversary of such date (but in no event later than December 31, 2000). The Credit Facility will terminate if no Loans are drawn by March 31, 1997.

III. General Payment Provisions
     --------------------------

 Amortization:          The Loans made during each of the five consecutive one-
                        year periods following the date of the initial drawdown
                        (each, a "Borrowing Year") shall be repayable in 20 consecutive quarterly installments, commencing on the date which is 39 months after the last day of such Borrowing Year and ending on the date which is eight years after such last day, in an aggregate amount for each year following such last day set forth below equal to the percentage set forth opposite such year multiplied by the aggregate principal amount of the Loans made during such Borrowing Year (with the installments during each such year being equal in amount):

                              Year                Percentage
                              ----                ----------

                                4                     10%
                                5                     15
                                6                     20
                                7                     25
                                8                     30



 Interest Rates and     As set forth on Annex A hereto:
 Interest Payment
   Dates:

 Capitalization         Interest will accrue on each Loan from the date of
 of Interest:           drawdown thereof. No interest will be payable in cash on
                        the Loans made during any Borrowing Year until the first applicable interest payment date following the first anniversary of the last day of such Borrowing Year.
                        Prior to such first anniversary, accrued interest will be capitalized quarterly and will bear interest at the rate applicable to the related Loan.

 Optional Prepayments:  Loans may be prepaid by the Borrower in minimum amounts of $10,000,000. Optional prepayments of the Loans shall be applied pro rata to the then remaining installments
                                   --- ----
                        thereof.

 Mandatory Prepayments: 100% of the net cash proceeds of any sale or other disposition by the Borrower or any of its Restricted Subsidiaries (as defined below) of any material assets that are not reinvested in the Borrower's business within 270 days after receipt thereof shall be used to prepay ratably the Loans and (to the extent required by such other indebtedness or the Borrower determines to do
                        so) all other indebtedness secured by such assets. The Credit Documentation (as defined below) will contain provisions requiring the Borrower to give notice to the Lenders, at the time of any such asset sale or other disposition, if it intends to reinvest the proceeds thereof in its business, and to provide evidence that such reinvestment has been accomplished within 270 days after receipt of such proceeds. To the extent the net cash proceeds of such sale or other disposition exceed $100,000,000, such excess shall be deposited in a cash collateral account with the Trustee (as defined below), to be disbursed therefrom as and when such reinvestments are made or, as the case may be, such prepayment is required.

                        If the Borrower shall make any voluntary prepayment of the other Vendor Financing (as defined below) or a voluntary prepayment of term loans under the Bank
                        Credit Facilities (as defined below) or a voluntary reduction of the revolving credit commitments under the Bank Credit Facilities (except to the extent that the amount of such reduction does not exceed the amount, if any, by which the commitments in effect immediately prior to such reduction exceeds the then outstanding revolving credit loans), it shall (unless the same shall have been made in connection with a Permitted Refinancing (as defined below)) make a mandatory prepayment of the Loans in a ratable amount. A "Permitted Refinancing" shall mean (a) a refinancing of
                         ---------------------
                        any Vendor Financing other than the Credit Facility, provided that the Vendor is given the option to have its
                        --------
                        Loans repaid pro rata with the lenders under such other
                                     --- ----
                        Vendor Financing on substantially equivalent terms and conditions and (b) any refinancing of the Bank Credit Facilities.

                        Each such prepayment of the Loans shall be applied pro
                                                                           ---
                        rata to the then remaining installments thereof.
                        ----

 Waiver of Set-Off:     The Borrower will not be entitled to set off any amount
                        owing to it by the Vendor under the procurement agreement between the Vendor and the Borrower against any amount payable by the Borrower under the Credit
                        Facility.


IV.     Collateral; Capital Contribution Agreement; Guarantees
        ------------------------------------------------------

 Collateral:            The assets of the Borrower and its Restricted
                        Subsidiaries related to the wireless business shall, for
                        collateral purposes, be allocated to one of the four
                        following categories: (i) PCS FCC licenses ("FCC
                                                                     ---
                        Licenses"), (ii) non-real property assets (the
                        --------
                        "Direct-Lien Assets") on which a lien can be perfected
                         ------------------
                        by a limited number of UCC and/or Federal filings and
                        deliveries of pledged instruments (such as accounts,
                        patents, trademarks, the Capital Contribution Agreement
                        (as defined below) and other general intangibles), (iii)
                        substantially all other personal property (which will
                        include equipment) ("Personal Propertv Assets") and (iv)
                                             ------------------------
                        all real estate interests other than Mortgaged
                        Properties (as defined below) ("Real Estate Assets").
                                                        ------------------
                        All FCC Licenses, Personal Property Assets and Real
                        Estate Assets will be acquired in or transferred to
                        separate, wholly owned, single purpose partnership
                        subsidiaries of the Borrower ("License Subsidiary",
                                                       ------------------
                        "Equipment Subsidiary," and "Real Estate Subsidiary",
                         --------------------        ----------------------
                        respectively). The Direct-Lien Assets and the Mortgaged
                        Properties will remain with the Borrower. Assets that
                        are acquired with purchase-money indebtedness permitted
                        by clause 1.(e) under "Negative Covenants" below
                        ("Permitted Purchase Money Indebtedness") will be owned
                          -------------------------------------
                        by the Borrower but will not constitute Collateral (as defined below).

                        The obligations of the Borrower in respect of the Credit Facility shall be secured by a perfected first priority lien (the "Shared Lien") on (a) all the partnership interests in the Equipment Subsidiary, the

                        License Subsidiary and the Real Estate Subsidiary, (b) the Direct-Lien Assets and (c) any Mortgaged Properties. All assets that are subject to the Shared Lien are herein called the "Collateral".
                                           ----------

                        The Shared Lien will secure equally and ratably the following indebtedness (the "Secured Debt"): (i) the
                                                     ------------
                        Bank Credit Facilities, (ii) all Vendor Financing, (iii) other indebtedness of the Borrower for borrowed money and interest rate swaps, (iv) indebtedness of the Borrower (other than for borrowed money, but including handset financing and refinancings of all indebtedness referred to in this clause) in an aggregate amount not to exceed $500,000,000 and (v) any refinancings of any of the indebtedness described in clauses (i), (ii) and
                        (iii) above; provided that the Shared Lien will not
                                     --------
                        secure any (a) Permitted Purchase Money Indebtedness or
                        (b) indebtedness of the Borrower (other than the Credit Facility) which is guaranteed by any of the Parents or any other affiliate of the Borrower or which is the beneficiary of any other credit enhancement provided directly or indirectly by any of the Parents or any other affiliate of the Borrower unless such indebtedness refinances, or constitutes, (1) any Vendor Financing other than the Credit Facility or (2) the Bank Credit Facilities, and, in each case, the Vendor or its assignee under the Credit Facility is given the option to receive a guarantee or other credit enhancement on substantially identical terms and conditions.

 Capital Contribution   The four ultimate partners of the Borrower (the
 Agreement:             "Parents") will enter into a capital contribution
                         -------
                        agreement substantially in form and substance
                        satisfactory to the Borrower and the Vendor (the
                        "Capital Contribution Agreement"). The Parents shall
                         ------------------------------
                        have entered into the Capital Contribution Agreement as a condition precedent to the signing of the Credit
                        Agreement.

Guarantees:             The Equipment Subsidiary, the License Subsidiary and the
                        Real Estate Subsidiary will each guarantee the Secured
                        Debt on a joint and several, pari passu basis (the
                                                     ---- -----
                        "Guarantees").
                         ----------

V. Certain Conditions
   ------------------

 Initial Conditions:    The availability of the Credit Facility shall be
                        conditioned upon satisfaction of, among other things,
                        the following conditions precedent (the date upon which
                        all such conditions precedent shall be satisfied, the
                        "Closing Date"):
                         ------------

                             1. The Borrower, the License Subsidiary, the
                        Equipment Subsidiary, the Real Estate Subsidiary and each of the Parents (collectively, the "Credit Parties")
                                                                --------------
                        shall have executed and delivered definitive financing documentation with respect to the Credit Facility consistent with this Summary of Terms and Conditions (the "Credit Documentation").
                              --------------------

                             2. All 29 of the FCC Licenses acquired by a
                        subsidiary of the Borrower for the Borrower's use shall have been paid for in full and shall have been transferred to the License Subsidiary.

                             3. The Borrower shall have (i) entered into a
                        satisfactory collateral trust agreement pursuant to which an independent trustee appointed by the Borrower (the "Trustee") shall act as collateral trustee to hold
                              -------
                        all of the Collateral and the Guarantees for the benefit of the holders of the indebtedness secured thereby in accordance with the provisions described above, (ii) executed and delivered to the Trustee satisfactory security documents to create the liens on the Collateral described above, (iii) completed all such filings and other actions as is necessary to perfect such liens,
                        (iv) provided to the Trustee results of lien searches in each of the offices where liens on the Collateral would be recorded, revealing no liens on any of the Collateral and (v) provided to the Vendor satisfactory evidence that the Vendor and the Lenders are entitled to the benefit of said collateral trust agreement.

                             4. The Vendor shall have received a satisfactory
                        business plan of the Borrower that shall have been approved by the Parents.

                             5. The Vendor shall have received such legal
                        opinions (including FCC counsel to the Borrower), documents and other instruments as are customary or reasonably requested by the Vendor for transactions of this type.

                             6. The amount of Contributed Capital (as defined
                        below) shall be at least $2.2 billion.

                             7. The Vendor shall have received audited financial
                        statements of the Borrower for the fiscal year ended December 31, 1995.

                             8. The Vendor shall have received copies of all
                        documentation evidencing all Vendor Financing (other than the Credit Facility) and the Bank Credit Facilities; provided that the provisions thereof
                                    --------
                        relating to those matters covered by Annex A hereto shall not be required to be delivered by the Borrower.

 On-Going Conditions:   The making of each Loan shall be conditioned upon (i)
                        all representations and warranties by the Credit Parties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations) being true and correct in all material respects, (ii) there being no default or event of default in existence at the time of, or after giving effect to the making of, such Loan and (iii) the Borrower not having terminated the Vendor's procurement agreement with the Borrower with respect to future orders unless prior to such termination the Borrower shall have placed equipment orders with the Vendor in an aggregate amount of at least the amount set forth on Annex A hereto. As used herein and in the Credit
                        Documentation a "material adverse change" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, results of operations or financial condition of the Borrower and its Restricted
                        Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Credit
                        Documentation or (c) the validity or enforceability of any of the Credit Documentation or the rights and remedies of the Vendor and the Lenders thereunder.

VI. Representations, Warranties,
    Covenants and Events of Default
    -------------------------------



                        The Credit Documentation shall contain representations, warranties, covenants and events of default customary for financings of this type, including the following and others reasonably satisfactory to the Borrower and the Vendor (all of which will be substantially identical in the documentation relating to each Vendor Financing):

Representations and     Accuracy of financial statements; material adverse
Warranties:             change; partnership existence; compliance with law;
                        partnership power and authority; ownership of the Borrower, the License Subsidiary, the Equipment
                        Subsidiary and the Real Estate Subsidiary; absence of any material obligations or liabilities of the License
                        Subsidiary, the Equipment Subsidiary and the Real Estate
                        Subsidiary (other than the Guarantees); enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; no burdensome restrictions; taxes; FCC compliance; existence and validity of all material governmental consents and permits; Federal Reserve regulations; ERISA; Investment Company Act;
                        subsidiaries; environmental matters; accuracy of disclosure; and creation and perfection of security interests. The foregoing representations and warranties shall contain such materiality and other exceptions as shall be reasonably satisfactory to the Borrower and the Vendor.

Affirmative Covenants:  Delivery of financial statements (including annual audited financial statements, quarterly unaudited statements, quarterly operating budgets with comparisons to actual for the current quarter and year-to-date and the annual business plans prepared pursuant to the Borrower's partnership agreement (in the case of the annual business plans, the Borrower shall provide personnel of the Borrower reasonably necessary to discuss such business plans with the Lenders on a reasonably timely basis)), reports, officers' certificates (including, without limitation, a quarterly officer's certificate certifying compliance with the covenant relating to affiliate transactions below) and other information reasonably requested by the Lenders; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges (provided that the Borrower will
                                               --------
                        be permitted to convert to corporate form if (a) after
                        giving effect to such conversion, (i) the Borrower shall be in pro forma compliance with the financial covenants
                              --- -----
                        contained in the Credit Documentation (calculated as if such conversion had occurred at the end of the then most recently ended fiscal quarter for which financial statements shall then have been delivered to the Lenders), (ii) no Event of Default shall have occurred and be continuing, and (iii) no material adverse change shall have resulted from such conversion (it being agreed that the fact that the Borrower would then be subject to the payment of income taxes as a corporation shall not, in and of itself, be deemed to constitute a material adverse change) and (b) the following other conditions shall be satisfied: (i) in the case the resultant corporate Borrower is not a public company, the Parents shall have entered into an agreement in favor of the Trustee pursuant to which they will agree that, so long as the Borrower remains a non-public corporation, they will make capital contributions to the Borrower in amounts equal to the excess, if any, of the amount of income taxes payable by the Borrower (as a corporation) over the amount of distributions that could have been made to the Parents during the period (the "Relevant Period") from the date of such conversion
                         ---------------
                        through the final maturity of the Loans pursuant to 6.(a) under "Negative Covenants" below if the Borrower had remained a partnership during such period, (ii) in the case the resultant corporate Borrower is a public company, the Borrower shall have delivered to the Lenders a certificate to the effect that the amount of Federal, state and local income and franchise taxes based upon income reasonably projected to be payable by the Borrower as a corporation after such conversion will not be materially greater than the sum of (x) the aggregate amount of distributions that could be made to the Parents during the Relevant Period pursuant to paragraph 6.(a) under "Negative Covenants" below if the Borrower had remained a partnership during the Relevant Period (based on reasonable projections but without regard to clause (ii) of paragraph 6.(a)) and
                        (y) the aggregate amount of taxes based upon income that would have been payable by the Borrower during the Relevant Period if the Borrower had remained a partnership during the Relevant Period, (iii) any write-offs and other deductions which shall have been made in connection with any tax returns filed by the Borrower prior to such conversion shall have been consistent with past practice and (iv) neither the Borrower nor its Parents shall have taken any unreasonable action with the effect of decreasing the income of the Borrower prior to such conversion and increasing the future income of the Borrower after such conversion); compliance with laws and material contractual obligations (including obligations under FCC Licenses); maintenance by the Borrower and its Restricted Subsidiaries of property and liability insurance in accordance with prevailing standards in the industry; maintenance of books and records; notices of defaults, litigation and other material events; compliance with environmental laws; and agreement to transfer any after-acquired FCC Licenses to the License Subsidiary, to transfer any after-acquired Personal Property Assets to the Equipment Subsidiary, to transfer any after-acquired Real Estate Assets to the Real Estate Subsidiary, to grant security interests in after-acquired Direct-Lien Assets and to create a mortgage in favor of the Trustee on any real property having a value greater than $15,000,000 (a "Mortgaged Property"). The
                                                     ------------------
                        foregoing affirmative covenants shall contain such materiality and other exceptions as shall be reasonably satisfactory to the Borrower and the Vendor.

Financial Covenants:    The Borrower and its Restricted Subsidiaries shall not
                        (see Section VIII below for certain definitions used herein):

                        (a) Total Debt to Total Capitalization. Permit the
                            ----------------------------------
                            ratio of (i) Total Debt outstanding on any of the dates set forth below to (ii) Total Capitalization on such date to exceed the ratio set forth opposite such date:

                                  Date          Ratio
                                  ----          -----

                                 12/31/96        .50 to 1
                                 3/31/97         .55 to 1
                                 6/30/97         .55 to 1
                                 9/30/97         .57 to 1
                                 12/31/97        .57 to 1
                                 3/31/98         .60 to 1
                                 6/30/98         .61 to 1
                                 9/30/98         .61 to 1
                                 12/31/98        .61 to 1
                                 3/31/99         .62 to 1
                                 6/30/99         .64 to 1
                                 9/30/99         .66 to 1
                                 12/31/99        .68 to 1
                                 3/31/00         .69 to 1
                                 6/30/00         .69 to 1
                                 9/30/00         .70 to 1
                                 12/31/00        .70 to 1
                                 3/31/01         .70 to 1
                                 6/30/01         .70 to 1
                                 9/30/01         .70 to 1
                                 12/3l/01        .70 to 1

                        (b) Total Debt to Annualized Adjusted EBITDA. Permit
                            ----------------------------------------
                            the ratio of (i) Total Debt outstanding on any of the dates set forth below to (ii) Annualized Adjusted EBITDA for the period ending on such date to be more than the ratio set forth opposite such date:

                                  Date          Ratio
                                  ----          -----

                                 12/31/98       23.0 to 1
                                 3/31/99        14.0 to 1
                                 6/30/99        10.0 to 1
                                 9/30/99         8.0 to 1
                                 12/31/99        6.0 to 1
                                 3/31/00         5.0 to 1
                                 6/30/00         4.5 to 1
                                 9/30/00         4.0 to 1
                                 12/31/00        4.0 to 1

(c) Total Debt to Annualized EBITDA. Permit the ratio of (i) Total Debt
    --------------------------------
   outstanding on the last day of any fiscal quarter set forth below to (ii)

                            Annualized EBITDA for the period ending on such date to exceed the ratio set forth opposite such date:

                                  Date          Ratio
                                  ----          -----

                                 12/31/00       11.0 to 1
                                 3/31/01        8.5 to 1
                                 6/30/01        7.5 to 1
                                 9/30/01        7.0 to 1
                                 12/31/01       6.0 to 1
                                 Thereafter     5.0 to 1

                        (d) Annualized EBITDA to Interest Expense.
                            -------------------------------------
                            Permit the ratio of (i) Annualized EBITDA for the period ending on any date set forth below to (ii) Interest Expense for the four consecutive fiscal quarters ending on such date to be less than the ratio set forth below opposite such date:

                                  Date          Ratio
                                  ----          -----

                                  3/31/01       1.25 to 1
                                  6/30/01       1.25 to 1
                                  9/30/01       1.50 to 1
                                  12/31/01      2.00 to 1
                                  3/31/02       2.25 to 1
                                  6/30/02       2.25 to 1
                                  Thereafter    2.50 to 1

                        (e) Capital Expenditures. Permit Capital
                            --------------------
                            Expenditures for any of the periods set forth below to exceed the amount set forth opposite such period:

                                Period                     Amount
                                ------                     ------

                            Date of formation of the
                            Borrower through 12/31/98   $4,500,000,000

                            1/1/99 through 12/31/99      1,000,000,000

                            1/1/00 through 12/31/00      1,000,000,000

                            1/1/01 through 12/31/01      1,000,000,000;

                            provided that any permitted amount which is not
                            --------
                            expended in any of the periods specified above may be carried over for expenditure in any subsequent period.

                        (f) Covered POPS. Incur any indebtedness at any time
                            ------------
                            after any of the dates set forth below if the number of Covered POPS on the last of such dates prior to the date of such incurrence is less than the number set forth opposite such date:

                                  Date              Number
                                  ----              ------

                                 12/31/97       80,000,000
                                 12/31/98       95,000,000
                                 12/31/99      105,000,000
                                 12/31/00      110,000,000

                        (g) Wireless Subscribers. Incur any indebtedness at any
                            --------------------
                            time after any of the dates set forth below if the average of the numbers of Wireless Subscribers in existence on the last of such dates prior to the date of such incurrence and on the last day of each of the three previous calendar quarters is less than the number set forth opposite such date:

                                  Date             Number
                                  ----             ------

                                  12/31/97        450,000
                                  6/30/98         850,000
                                  12/31/98      1,350,000
                                  6/30/99       2,300,000
                                  12/31/99      3,500,000;

                            provided that each relevant number set forth above
                            --------
                            shall be reduced by a proportion equal to the ratio of (A) the number of POPS described in clause (b) of the definition of "Covered POPS" to (B) the aggregate number of POPS which the Borrower then has the right to serve.

Negative Covenants:         Limitations, imposed on the Borrower and its
                            Restricted Subsidiaries, as appropriate, on (it being understood that, where appropriate, the exceptions described below to such limitations will be subject to mutually agreeable limits):

                        1.  indebtedness, other than:

                                (a) indebtedness of the Borrower in respect of
                                    the Loans,

                                (b) indebtedness of the Borrower in respect of
                                    bank credit facilities (the "Bank Credit
                                                                 -----------
                                    Facilities"),
                                    ----------

                                (c) indebtedness of the Borrower in respect of
                                    other vendor financing for vendors which
                                    supply PCS equipment and services to the
                                    Borrower and its Restricted Subsidiaries in
                                    a material amount (excluding handsets)
                                    (together with the Credit Facility, the
                                    "Vendor Financing"),
                                     ------ --------

                                (d) indebtedness of the Borrower in respect of
                                    interest rate swaps,

                                (e) indebtedness of the Borrower in respect of
                                    other purchase money indebtedness (including
                                    capital leases); provided that the assets
                                                     --------
                                    acquired therewith shall not be integral to
                                    the infrastructure of the Borrower's
                                    national wireless network (and shall in no extent include any FCC License) and that the aggregate amount thereof at any one time outstanding does not exceed an amount to be agreed upon,

                                (f) indebtedness of the Borrower in respect of
                                    handset financing,

                                (g) indebtedness of any acquired entity
                                    outstanding at the time of acquisition,

                                (h) subordinated indebtedness of the Borrower
                                    (having subordination terms to
                                    be approved by the Lenders in the Credit
                                    Documentation),

                                (i) capital lease obligations of the Borrower
                                    arising out of sale-leaseback transactions,

                                (j) Permitted Refinancings and refinancings of
                                    indebtedness permitted under (a) and (d) through (i) above and (k) below, and

                                (k) other indebtedness of the Borrower; provided
                                                                        --------
                                    that the incurrence of such other
                                    indebtedness shall be permitted only if the
                                    Borrower would be in compliance on a pro
                                                                         ---
                                    forma basis with the covenants set forth in
                                    -----
                                    paragraphs (a) through (d) under "Financial
                                    Covenants" above (on the basis of Total Debt and Total Capitalization then outstanding and Annualized Adjusted EBITDA and Annualized EBITDA as projected as at the end of the then current fiscal quarter);

                        2.  liens, other than

                                (a) the Shared Liens,

                                (b) customary permitted liens,

                                (c) liens on assets acquired with Permitted
                                    Purchase Money Indebtedness to secure
                                    such Indebtedness,

                                (d) liens on assets that are the subject of
                                    sale-leaseback transactions securing the related capital leases, and

                                (e) others to be agreed upon;

                        3. guarantee obligations, with exceptions to be agreed upon; provided that the incurrence of any guarantee
                                  --------
                            obligations other than the Guarantees shall be permitted only if the Borrower would be in compliance on a pro forma basis with the covenants
                                            ---------
                            set forth in paragraphs (a) through (d) under "Financial Covenants" above (on the basis of Total Debt and Total Capitalization then outstanding and Annualized Adjusted EBITDA and Annualized EBITDA as projected as at the end of the then current fiscal quarter);

                        4. mergers, consolidations, liquidations and dissolutions, other than, so long as no default or event of default is in existence or would result therefrom:

                                (a) liquidations of subsidiaries (other than
                                    License Subsidiary, Equipment Subsidiary and
                                    Real Estate Subsidiary),

                                (b) mergers in which the Borrower or a
                                    subsidiary of the Borrower is the surviving entity (including mergers among the Borrower and its subsidiaries but excluding any such merger involving License Subsidiary, Equipment Subsidiary or Real Estate Subsidiary (in which it is not the surviving entity or in which it acquires any material indebtedness or obligations)), and

                                (c) others to be agreed upon;

                        5. sales of assets, other than (in each case, for cash, cash equivalents and an aggregate amount to be agreed upon of promissory notes or other deferred payment obligations):

                                (a) in the ordinary course of business (it being
                                    agreed that no sale of a FCC License and the related assets and business shall be considered to be in the ordinary course of business),

                                (b) sales of immaterial assets; provided that if
                                                                --------
                                    the aggregate amount of assets sold pursuant to this clause during any period of two consecutive calendar years exceeds $100,000,000, such excess shall be applied as described in the first paragraph under "Mandatory Prepayments" above,

                                (c) so long as no default or event of default is
                                    in existence or would result therefrom,
                                    sales of material assets (including, without
                                    limitation, pursuant to sale-leaseback
                                    transactions) the net cash proceeds of which
                                    are applied as described under "Mandatory
                                    Prepayments" above, provided that the
                                                        --------
                                    consent of the Requisite Aggregate Lenders
                                    (as defined below) will be required in the case of a sale or series of related sales which includes or include FCC Licenses if, after giving effect thereto, the aggregate number of POPS which the Borrower then has the right to serve would be less than 120 million, and

                                (d) others to be agreed upon;

                        6. distributions to partners and repurchases of equity, other than, so long as no default or event of default is in existence or would result therefrom:

                                (a) to the extent necessary to pay current tax
                                    liabilities payable in respect of the income
                                    of the Borrower; provided that (i) nothing
                                                     --------
                                    in this clause shall be deemed to permit any
                                    such distribution or repurchase to pay any tax liabilities of the Parents resulting from the conversion of the Borrower from partnership to corporate form and (ii) no distributions or repurchases shall be permitted under this clause unless after giving effect to such distributions or repurchases, the ratio of Total Debt to Annualized EBITDA is not greater than 5.0 to 1 and the ratio of Annualized EBITDA to Interest Expense is not less than 2.5 to 1,

                                (b) to the extent necessary to service Specified
                                    Affiliate Debt, if at the time such
                                    distribution is made, the Borrower is in pro
                                                                             ---
                                    forma compliance with the covenants in the
                                    -----
                                    Credit Documentation,
                                    and

                                (c) distributions and repurchases of equity to
                                    the extent that (i) after giving effect to such distributions or repurchases, the ratio of Total Debt to Annualized EBITDA is not greater than 5.0 to 1 and the ratio of Annualized EBITDA to Interest Expense is not less than 2.5 to 1 and (ii) the Borrower applies an equal amount toward prepayment of indebtedness secured by the Collateral;

                        7. acquisitions, other investments, loans and advances, other than:

                                (a) among the Borrower and its Restricted
                                    Subsidiaries,

                                (b) acquisitions of entities engaged in the
                                    telecommunications business and
                                    businesses related thereto,

                                (c) acquisitions of entities engaged in other
                                    businesses subject to a limit to be agreed upon, and

                                (d) others to be agreed upon;

                        8. transactions with affiliates except on terms no less favorable to the Borrower than as could be obtained on an arm's length basis from a third party;

                        9.  engaging in any business other than the
                            telecommunications business and businesses related thereto; and

                        10. the ability of the License Subsidiary, the Equipment
                            Subsidiary or the Real Estate Subsidiary to incur any liabilities or to engage in any business or activities other than the holding of FCC Licenses, Personal Property Assets or Real Estate Assets, respectively.

Events of Default:      Nonpayment of principal; nonpayment of interest or other
                        amounts after a 3 business day grace period; material
                        inaccuracy of representations and warranties (subject to
                        a 30-day grace period); violation of covenants (subject
                        to a 30-day grace period); cross-default to the Bank
                        Credit Facilities and to any other indebtedness of the
                        Borrower in an amount greater than the lesser of (i)
                        $50,000,000 and (ii) 10% of the aggregate then
                        outstanding principal amount of indebtedness of the
                        Borrower; the commencement by the Trustee of foreclosure
                        proceedings with respect to any of the Collateral;
                        bankruptcy of the Borrower, a Restricted Subsidiary or
                        any other material subsidiary; bankruptcy of any of the
                        partners of the Borrower; bankruptcy of any Parent prior
                        to the time when the entire capital contribution amount
                        has been contributed under the Capital Contribution
                        Agreement, unless within 30 days after such bankruptcy
                        one or more of the other Parents shall have assumed the
                        obligations of such bankrupt Parent under the Capital
                        Contribution Agreement; the failure of the full amount
                        of any required capital contribution to be made under
                        the Capital Contribution Agreement for a period of more
                        than 30 days after the date when due; certain ERISA
                        events; unpaid judgments in an amount greater than the
                        lesser of (i) $50,000,000 and (ii) 10% of the aggregate
                        then outstanding principal amount of indebtedness of the
                        Borrower; invalidity or termination of any guarantee,
                        security document or the Capital Contribution Agreement;
                        termination of the Borrower's right to use the "Sprint"
                        trademark prior to the time at which the Borrower has an
                        actual or implied long-term debt rating of at least BBB-
                        from S&P or at least Baa3 from Moody's ("Investment
                                                                 ----------
                        Grade Status"); termination, revocation or non-renewal
                        ------------
                        by the FCC of FCC Licenses if, after giving effect
                        thereto, the aggregate number of POPS which the Borrower
                        then has the right to serve is less than 120 million;
                        and a change in control (to be defined as (i) prior to
                        the time at which the Borrower has Investment Grade
                        Status, the amount of Committed Capital and Contributed
                        Capital held, directly or indirectly, by Sprint
                        Corporation is reduced to an amount less than
                        $500,000,000 or (ii) prior to the date (the "Public
                                                                     ------
                        Offering Date") on which there has been a public
                        -------------
                        offering of equity interests of the

                        Borrower (or of any partner of the Borrower formed for the purpose of effecting a public offering), Sprint Corporation shall cease to own, directly or indirectly, at least 25% of the equity interests in the Borrower).



VII. Certain Other Terms
     -------------------

Voting: Amendments and waivers with respect to representations, warranties, covenants and events of default which are common to the Credit Documentation and to the documentation regarding the other Vendor Financing shall require the approval of lenders (the "Requisite
                                                              ---------
                        Aggregate Lenders") holding (a) during the period when
                        -----------------
                        either vendor holds more than 50% of the aggregate amount of the outstanding loans under its Vendor Financing, a majority of the outstanding loans under each Vendor Financing and (b) after the date on which neither vendor holds more than 50% of the aggregate amount of the outstanding loans under its Vendor Financing, a majority of the outstanding loans under all Vendor Financing.

                        Amendments and waivers with respect to other matters shall require the approval of a majority of the outstanding Loans, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of any installment of any Loan, (ii) reductions in the rate of interest or fees or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender's commitment, and (b) the consent of 100% of the Lenders shall be required with respect to modifications to any of the voting percentages described in this section.

                        To accelerate any Vendor Financing, (a) if there is a payment default under such Vendor Financing, the approval of a majority of the outstanding loans under such Vendor Financing will be required, (b) if there is a bankruptcy default, acceleration will be automatic, and (c) for all other events of default, the approval of the Requisite Aggregate Lenders will be required.

                        To foreclose on any Collateral or enforce any Guarantee, the approval of a majority of all amounts secured by the Collateral will be required. To release any Collateral or Guarantee, the approval of 75% of the Loans will be required.

Assignments             Each of the Vendor and other Lenders shall be permitted,
and Participations:     in accordance with applicable law, to assign its Loans
                        and sell participations in its Loans and commitments
                        (i) at any time, to a person, subject to the consent of
                        the Borrower (which consent shall not be unreasonably
                        withheld), which is neither a bank, insurance company or
                        mutual fund nor an entity, affiliate or investment
                        vehicle described in the proviso to the definition of
                        the term "Eligible Lender" (provided that prior to the
                        date which is 90 days from the date of the initial Loan,
                        no such assignment or sale may be made pursuant to this
                        clause (i) to any person other than those three the
                        names of which have been disclosed to the Borrower prior
                        to the date of this Term Sheet, (ii) at any time after
                        the date which is 90 days from the date of the initial
                        Loan, to one or more Eligible Lenders and (iii) at any
                        time, to an Eligible Lender (provided that such Eligible
                        Lender shall be the beneficiary of an unconditional
                        guarantee by the Vendor or QUALCOMM Incorporated for the
                        full term of the affected Loan and that such guarantee
                        shall have been included as part of the original offer
                        of such assignment or sale to such Eligible Lender);
                        provided that the Borrower shall have received notice
                        --------
                        (a) in the case such assignment shall be made in a
                        situation in which the Vendor or such other Lender shall
                        have offered to assign more than $100,000,000 of Loans
                        to more than one other person, at least 60 days prior to
                        the date of such offers or (b) in all other cases, prior
                        to the date of such assignment. In the case of partial
                        assignments, the minimum assignment amount shall be
                        $10,000,000 (or such lesser amount as constitutes the
                        assigning Lender's entire Loans), and, after giving
                        effect thereto, the assigning Lender (unless it shall
                        have assigned 100% of its Loans) shall have Loans
                        aggregating at least $10,000,000. Subject to the proviso
                        to the second succeeding sentence, voting rights of
                        participants and other holders of indirect interests in
                        the Loans shall be limited to those matters
                        with respect to which the affirmative vote of the Lender
                        from which it purchased its participation would be
                        required as described in "Voting" above. Pledges of
                        Loans in accordance with applicable law shall be
                        permitted without restriction. "Eligible Lenders" means
                        (i) banks, insurance companies and other financial
                        institutions and (ii) other entities whose primary
                        business is to extend credit or invest in extensions of
                        credit; provided, that (a) any entity engaged in, and,
                                --------
                        in the case of clause (ii) of this sentence, affiliates of any entity engaged in, the telecommunications business and businesses related thereto shall not be Eligible Lenders and (b) in the case of any investment vehicle that becomes a Lender and sells direct or indirect beneficial interests in such entity's rights under the Credit Facility, (x) any voting rights of the holders of such beneficial interests shall be limited so that the required percentage vote of such holders with respect to actions to be taken by such entity under the Credit Documentation shall be based on the same percentage as the required vote of the Lenders under the Credit Documentation with respect to such action and (y) the only financial statements and other reports that such entity and holders shall be entitled to receive shall be the annual audited and quarterly unaudited financial statements referred to under Affirmative
                        Covenants above. Notwithstanding any of the foregoing restrictions contained in this "Assignments and Participations" section, the Vendor shall be entitled to assign Loans and sell participations in its Loans and commitments to QUALCOMM Incorporated at any time and from time to time without any restriction.

                        The Borrower and its Restricted Subsidiaries will cooperate with the Vendor and its lead agents in each syndication of the Loans undertaken by the Vendor and such lead agents; provided that the Vendor and its lead
                                          --------
                        agents shall give the Borrower prior written notice of their intent to commence each such syndication and, provided, further, that the Borrower and its Restricted
                        --------  -------
                        Subsidiaries shall not be required to take the actions described in this paragraph in connection with more than two such syndication commencement notices in any twelve-month period and no more than three such syndication commencement notices during the term of the Credit Facility. Such cooperation will include (a) making senior officers of the Borrower and its Restricted Subsidiaries available for a meeting with prospective assignees and the Vendor and its lead agents (provided that the Borrower shall have received at least 60 days' notice of such meeting), and (b) providing such other assistance as may be reasonably requested by the Vendor and such lead agents (including providing information to, and responding to questions from, prospective assignees with respect to the operations, business plans, results and other matters relating to the Borrower's business on a timely basis and in any manner reasonably requested by the Vendor or such lead agents).

                        Customary representations and restrictions designed to preserve the private placement status of the Credit Facilities will be included in the Credit Documentation.

Yield Protection:       The Credit Documentation shall contain customary
                        provisions indemnifying the Lenders for "breakage costs" incurred in connection with prepayment of a Eurodollar
                        Loan (as defined in Annex A hereto) on a day other than the last day of an interest period with respect thereto.
                        The Credit Documentation shall also contain customary increased costs and illegality provisions.

Expenses:               The Vendor will bear all its own costs and expenses in
                        connection with the Credit Facility, except that the Borrower shall pay all reasonable out-of-pocket expenses of the administrative agent under the Credit Facility in connection with the enforcement of the Credit
                        Documentation (including the reasonable fees and the reasonable disbursements and other charges of one counsel to the administrative agent and the Lenders).

Confidentiality:        The Credit Documentation will contain a customary
                        confidentiality provision.

Non-Recourse:           Except (i) as expressly provided above under the
                        provisions of "Capital Contribution Agreement" above and
                        (ii) in the case of fraud or of misrepresentation by the Parents in the Capital Contribution Agreement, the Credit Facility shall be non-recourse to the partners of the Borrower, the Parents or any intermediate partnerships.

Governing Law and       State of New York.
Forum:

Preparation of Credit   The Credit Documentation will be prepared by
Documentation:          Simpson Thacher & Bartlett, counsel to the Borrower,
                        at the expense of the Borrower.


 VIII. Certain Definitions
       -------------------

"Adjusted EBITDA":      for any fiscal period, the sum of (a) EBITDA for such
 ---------------        period plus (b) the aggregate amount deducted in
                               ----
                        determining Net Income or Net Loss for such period in respect of sales, marketing and advertising expenses and consumer-related equipment subsidy expenses.

"Annualized Adjusted    for the period ending on any date, the product of (a)
 -------------------    Adjusted EBITDA for the two consecutive fiscal quarters
EBITDA":                ending on such date multiplied by (b) two.
- - ------                                      -------------

"Annualized EBITDA":    for the period ending on any date, the product of (a)
 -----------------      EBITDA for the two consecutive fiscal quarters ending on
                        such date multiplied by (b) two.
                                  -------------

"Capital                expenditures made by the Borrower and its Restricted
 -------                Subsidiaries for the purpose of acquiring or
Expenditures":          constructing fixed assets, real property or equipment
- - ------------            and all systems and development expenditures related to
                        the build-out of the Borrower's and its Restricted
                        Subsidiaries' networks to provide Wireless Services in
                        accordance with GAAP, provided that no expenditure
                                              --------
                        related to the acquisition of FCC Licenses and no amount
                        of capitalized interest shall be considered to be a
                        Capital Expenditure.

"Committed Capital":    at any time, the aggregate amount of cash
 -----------------      contributions then available to be made by the Parents
                        or their affiliates pursuant to the Capital Contribution
                        Agreement.

"Contributed Capital":  at any time, the aggregate amount of equity contributed
 -------------------    to the Borrower and, without duplication, its Restricted
                        Subsidiaries.

"Covered POPS":         at any time, the aggregate number of POPS within
 ------------           each geographic area for which facilities providing
                        service to that geographical area either (a) have achieved "substantial completion" pursuant to the terms of the applicable vendor procurement agreement or (b) have not achieved "substantial completion" pursuant to the terms of the Vendor's procurement agreement as a result of a failure by the Vendor to perform its obligations thereunder.

"EBITDA":               for any fiscal period, the Net Income or Net Loss, as
 ------                 the case may be, for such fiscal period, after restoring
                        thereto amounts deducted for, without duplication,
                        (a) interest expense of the Borrower and its Restricted
                        Subsidiaries paid or accrued in respect of Total Debt for such fiscal period determined in conformity with GMP (including, to the extent such amounts would be included as interest expense in conformity with GAAP, the interest component of payments made under capitalized leases and any fees associated with Total Debt), (b) taxes based upon Net Income, (c) depreciation and amortization and (d) other non-cash charges.

"Interest Expense":     for any fiscal period, the amount of (a) interest
 ----------------       expense of the Borrower and its Restricted Subsidiaries
                        paid or accrued in respect of Total Debt for such
                        fiscal period determined in conformity with
                        GAAP (including, to the extent such amounts would
                        be included as interest expense in conformity with
                        GAAP, the interest component of payments made
                        under capitalized leases and any fees associated with
                        Total Debt) plus (b) interest expense in respect of
                                    ----
                        Specified Affiliate Debt for such fiscal period determined in conformity with GAAP.

"Net Income" or         for any fiscal period, the amount which, in conformity
 ----------             with GAAP, would constitute the net income or net loss,
"Net Loss":             as the case may be, of the Borrower and its Restricted
 --------               Subsidiaries for such fiscal period; provided that Net
                                                             --------
                        Income or Net Loss shall exclude gains and losses on the sales of assets (other than in the ordinary course of business) and extraordinary gains and losses.

"POPS":                 the population of a geographic area based upon the 1990
 ----                   U.S. census.

"Restricted             any Subsidiary of the Borrower that is not an
 ----------             Unrestricted Subsidiary.
Subsidiary":
- - ----------

"Specified Affiliate    indebtedness of affiliates of the Borrower the proceeds
 -------------------    of which was advanced to the Borrower and the Borrower
Debt":                  has identified such indebtedness as Specified Affiliate
- - ----                    Debt.

"Total                  at any date, the sum of (a) Total Debt outstanding on
 -----                  such date plus (b) Contributed Capital on such date
Capitalization":                  ----
- - --------------
                        plus (c) Committed Capital on such date less (d) the
                        ----
                        amount of restricted payments made to Partners through such date.

"Total Debt":           at any time, the sum of (a) the aggregate amount of
 ----------             consolidated indebtedness (including capitalized
                        leases) of the Borrower and its Restricted Subsidiaries
                        then outstanding (including capitalized and accreted
                        interest) plus (b) the aggregate amount of Specified
                                  ----
                        Affiliate Debt then outstanding (including capitalized
                        and accreted interest) minus (c) the aggregate amount
                                               -----
                        of cash and cash equivalents then owned by the Borrower and its Restricted Subsidiaries to the extent such amount exceeds $25,000,000.

"Unrestricted           any of Teleport, APC, PhillieCo, PioneerCo and
 ------------           NewTelCo.
Subsidiary":
- - -----------

"Wireless Service":     the provision of broadband personal communications
 ----------------       services.

"Wireless               at any time, all customers then receiving Wireless
 --------               Services from the Borrower or any of its Restricted
Subscribers":           Subsidiaries.
- - -----------

                                                                       ANNEX A
                                                                       -------


                            MISCELLANEOUS PROVISIONS


Vendor's
Commitment:              $1.3 billion (in accordance with the provisions of
                         "Commitment Availability" below).

Commitment Availability: Stage I.  $800 million of the total Commitment (the
                         -------
                         "Stage I Commitment") shall become available when the
                          ------------------
                         Borrower shall have obtained commitments or funding from financing sources in an aggregate amount of $4.075 billion (including the Stage l Commitment), provided
                                                                     --------
                         that at least $1 billion of such commitments or funding shall have been obtained from the Partners under the Capital Contribution Agreement or in the form of cash equity contributions to the Borrower, and provided,
                                                                   --------
                         further, that at least an additional $1 billion of such
                         -------
                         commitments or funding shall have been obtained from Lucent Technologies Inc. under its Vendor Financing the terms of which shall be governed by a credit facility substantially identical in form and substance to the Credit Facility (except for matters covered by this Annex A), and provided, further, that at least a
                                       --------  -------
                         further $1.075 billion of such commitments or funding shall have been obtained from other entities a primary business of which is to extend credit or to invest.

                         Stage II. $400 million of the total Commitment
                         --------
                         (together with the $100 million described in the second sentence of this paragraph, the "Stage II Commitment")
                                                          -------------------
                         shall only become available when the Borrower shall have (a) obtained additional commitments or funding from financing sources in an aggregate amount of at least $2.3 billion (including the Stage II Commitment) above the Stage I Commitment, provided that $400
                                                       --------
                         million of such commitments or funding shall have been obtained in the form of cash equity contributions or subordinated unsecured loans to the Borrower or commitments by the Partners or third parties to make such contributions or loans and provided, further, that
                                                         --------  -------
                         at least an additional $800 million of such commitments or funding shall have been obtained from Lucent Technologies Inc. under its Vendor Financing the terms of which shall be governed by a credit facility substantially identical in form and substance to the Credit Facility (except for matters covered by this Annex A) and provided, further,
                                                              --------  -------
                         that at least a further $600 million of such commitments or funding shall have been obtained from other entities a primary business of which is to extend credit or to invest, (b) has drawn or utilized substantially all commitments required to be made under Stage I (including, in particular, the Stage I Lucent Technologies Inc. funding but excluding any portion of the Bank Credit Facilities or any other such commitment which is not utilized because of the actual utilization of other sources of funding); and (c) 80 million Covered POPS. The final $100 million of the total Commitment shall only become available when the Borrower shall have obtained an additional $150 million of commitments or funding from Lucent Technologies Inc. under its Vendor Financing.

                         If any requirement above that the Borrower have obtained commitments or funding in specified amounts is to be satisfied by the Borrower obtaining commitments, such commitments must be to provide funding in the relevant amounts subject only to the satisfaction of conditions reasonably expected to be satisfied during the period over which the Stage I Commitment or the Stage II Commitment, as the case may be, is expected to be drawn.

                                     [ ]

                                                 [ ]


                         "Hard Costs" shall mean all "Products," "Services"
                          ----------
                         (including project management but excluding
                         construction management), "Installation" and
                         "Engineering" (as each such term is defined in the Vendor's procurement agreement). "Soft Costs" shall
                                                           ----------
                         mean all goods and services provided by the Vendor under the Vendor's procurement agreement (including construction management) other than Hard Costs. Definitive definitions for Hard Costs and Soft Costs shall be included in the Credit Documentation.

Purpose: The proceeds of the Loans shall be used to finance the purchase price of goods and services provided by the Vendor associated with the build-out of the Borrower's national wireless network.

Interest Rate Options:   The Borrower may elect that all or a portion of the
                         Loans bear interest at a rate per annum equal to:

                                (i)   the ABR plus the Applicable Margin; or

                                (ii)  the Eurodollar Rate plus the
                         Applicable Margin.

                         As used herein:

                         "ABR" means the highest of (i) the rate of interest
                          ---
                         publicly announced by a bank to be agreed as its prime rate in effect at its principal office in New York City, and (ii) the federal funds effective rate from time to time plus 0.5%.
                                      ----

                         "Applicable Margin" means (a) with respect to Loans
                          -----------------
                         made under the Stage I Commitment, (i) 2.00%, in the case of ABR Loans (as defined below) and (ii) 3.00%, in the case of Eurodollar Loans (as defined below) and (b) with respect to Loans made under the Stage II Commitment, (i) 1.50%, in the case of ABR Loans and
                         (ii) 2.50%, in the case of Eurodollar Loans.

                         "Eurodollar Rate" means the London Interbank offered
                          ---------------
                         rate for deposits in U.S. Dollars for interest periods of one, two, three or six months or, subject to availability, nine or twelve months (as selected by the Borrower) as set forth on Telerate Page 3750 at the funding time for such interest period.

Default Interest Rate:   Amounts in default will bear interest at a rate which
                         is 2% per annum above the rate otherwise applicable thereto.

Interest Payment Dates:  Subject to the matters discussed under "Capitalization of Interest" above, (i) interest on Loans bearing interest based upon the ABR ("ABR Loans") shall be
                                                       ---------
                         payable quarterly in arrears, and (ii) interest on Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans") shall be payable on the last day
                           ----------------
                         of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Rate Calculation Basis:  All interest rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans) for actual days elapsed.

Fees: The Borrower shall pay to the Vendor the following fees in connection with the Credit Facility:

                                (i)  an origination fee of [   ] of the Stage I
                         Commitment, payable on the date the initial Loans are made;

                                (ii)  an origination fee of [   ] of the Stage
                         II Commitment, payable on the date Loans in excess of $800 million are made; and

                                (iii) a commitment fee of 0.25% per annum on the
                                                                --- -----
                         available and undrawn Commitments (such fee to commence accruing on the date the initial Loans are made), payable quarterly in arrears.

                         The Borrower and the Vendor shall agree on a third party administrative agent with respect to the Credit Facility, and the Borrower shall pay such fees, costs and expenses as agreed with such third party administrative agent.

Minimum Order            $500,000,000, provided that such amount shall increase
Amount:                  to $1,000,000,000 with the Stage II Commitment becoming
                         available.